Exhibit 10.26


               AGREEMENT FOR THE SUPPLY OF CONFERENCING SERVICES


This Agreement made between:

    CONCERT GLOBAL NETWORKS LIMITED, a company organised and existing under the laws of England, with its registered office at 81 Newgate Street, EC1A 7AP, London (hereinafter "Concert"), and

    ACT TELECONFERENCING SERVICES, INC., a company organised and existing under the laws of Minnesota, with its principal office located at 1526 Cole Boulevard, Suite 300, Golden, Colorado (hereinafter "ACT"),

(individually referred to herein as a "Party" and collectively as the "Parties");

WHEREAS, Concert desires to implement a seamless global audio conferencing platform that will enable Concert to enhance its current conferencing service design and capabilities, and establish a conferencing support function for Authorized distributors and end-users of Concert conferencing services; and

WHEREAS, Concert issued a Technical Requirements document, dated March 30, 1998, for supply of Teleconferencing Support Services which states the requirements for conferencing services to meet certain of business and technical requirements (Set forth as Attachment 1, incorporated herein and referred to as the "SOR"); and

WHEREAS, Concert desires to procure and ACT desires to provide (procure, install, manage, operate and maintain) a conferencing service which meets the requirements and specifications of the SOR and the Supplier Support Requirements, dated 6/23/98 (set forth as Attachment 2, incorporated herein and referred to as the "Support Requirements" and the Concert Global Teleconferencing Proposal from ACT, dated 3/5/98, as amended 3/12/98 (set forth as Attachment 3, incorporated herein and referred to as the "Response); and

WHEREAS, the Parties desire to enter into a services agreement for conferencing services that shall become effective upon successful completion of the establishment and testing phase of ACT's proposed solution architecture for the supply of conferencing;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions herein contained, Concert and ACT agree as follows:

1.   DEFINITIONS

     In this Agreement the following expressions shall, unless the context requires otherwise, have the following meanings:

     "Agreement" means this document made between Concert and ACT, including attachments, appendices, exhibits, and/or schedules hereto.

     "Authorized Distributor" means British Telecommunications plc, MCI Communications Corporation, and any entity with which Concert or BT or MCI has agreements as a subdistributor of Concert services.

     "Conferencing Services" means the services provided by ACT to Concert to meet the requirements of the SOR and the Support Requirements and as more fully detailed in this Agreement.

     "Effective Date" means the date on which the Parties have agreed to begin moving End-Customers onto the Conferencing Service following the Acceptance of the Deliverables per the terms of the Contract for the Supply of Conferencing Services Design, Development and Implementation between the Parties.

     "End-Customer" shall mean the party with whom Concert or one of its Authorized Distributors has contracted to provide Concert conferencing services. For clarity, this definition does not include Concert, its personnel or internally-utilized contractors.

     "Information" shall mean all information whether written or oral or in any other form including, but not limited to documentation, specifications, reports, data notes, drawings, models, patterns, samples, software, computer outputs, designs, circuit diagrams, inventions (whether patentable or not) and know-how obtained from either party in connection with the performance of the Agreement, and all information in relation to Concert's, Authorized Distributors' or End-Customers' affairs, business or business practices, which comes to ACT's knowledge during the period of this Agreement, including but not limited to the existence of this Agreement and any provisions of this Agreement.

     "Intellectual Property" shall mean any patent, trade secret, copyright, know-how, network designs, system designs and platform development or other intellectual property provided or developed pursuant to this Agreement.

     "Intellectual Property Rights" shall mean patents, utility models, design patents, registered designs, copyright of any kind, semi-conductor topography rights, design rights and any rights of a similar nature in any country of the world, including rights in trade secrets and confidential information where such rights arise and includes applications therefor but excludes trademarks.

     "Platform" means the conferencing system owned and operated by ACT and utilised by ACT to provide the Deliverables.

     "Response" means ACT's Global Teleconferencing Proposal, dated March 5, 1998, with amended pricing thereafter, responding to Concert's SOR and duplicated in Attachment 3 to this Agreement.

     "Software" means all software relevant to Concert in respect of the Project including but not limited to all source code and object code whether in machine readable, optically readable or any other format.

     "SOR" shall mean Concert's Teleconferencing Support Services Technical Requirements, dated 5/28/98 and duplicated in Attachment 1 to this Agreement.

     "Specifications" shall mean the SOR, the Support Requirements and the Response collectively.

     "Support Requirements" shall mean the final operational conference elements that are required be Concert and that will be available from ACT and are set forth in Attachment 2.

2.   TERM

     This Agreement shall commence on the Effective Date and shall remain in effect three (3) years thereafter (the "Initial Term"). This Agreement shall automatically renew for three successive one (1) year terms ("Renewal Term(s)") unless and until a Party gives written notice of termination to the other Party not later than six (6) months prior to the end of the Initial Term or any Renewal Term. Notwithstanding the foregoing, this Agreement may be earlier terminated by either Party pursuant to Section 15 hereof. The rights and obligations of the Parties as provided in Sections 11, 12, 14, 15, 16, 18, 19, 20, 21, 22, 23, 27, and 28 shall survive the date of termination until fully performed in accordance with the terms of said Sections.

3.   PAYMENT

          3.1 The price for the Conferencing Services is set forth in Attachment 4. Charges for the Conferencing Services shall begin the first calendar day after the Effective Date of this Agreement. The prices in Attachment 4 shall be evaluated beginning 9 months after the Effective Date. In the event a revised Concert forecast and/or revised Term can result in lower costs for ACT, then ACT shall reduce Concert's prices accordingly as agreed in writing by the Parties. Such writing shall replace Attachment 4 to this Agreement.

          3.2 Invoices will be sent by ACT to Concert monthly. All invoices submitted for payment will be accompanied by the appropriate documentation such as electronic reporting and delivery information as agreed to by the Parties. ACT must include a valid purchase order number (which shall be provided by Concert) on its invoice. Any sum due ACT hereunder shall be invoiced and paid in accordance with Attachment 5.

          3.3 Concert agrees to pay ACT in United States Dollars to the account specified by ACT within 30 days of the receipt by Concert of the invoice for all amounts invoiced. In the event Concert provides Notice to ACT of a bona fide dispute within the same 30-day period, Concert may withhold payment of an amount equal to the amount of the disputed portion of the invoice. If the parties are unable to resolve the dispute within an additional 15 days, the dispute shall be escalated to the appropriate executives in each Party for resolution. Late payment shall not constitute a material breach of this Agreement.

4.   ACT'S UNDERTAKINGS

          ACT shall be responsible for providing the Conferencing Services in accordance with Concert's requirements as set forth in Attachments 1 and 2, which may be amended from time to time by agreement between the Parties. ACT warrants and represents that the Conferencing Services will meet the Specifications. ACT shall install, maintain, and upgrade the Conferencing Services per the terms of this Agreement.

5.   CONCERT'S UNDERTAKINGS

          During the term of this Agreement, ACT will be the preferred provider of (audio, video, data, and fax) teleconferencing services for Concert. The Conferencing Services shall be branded as Concert services, and Concert shall promote the sale of the Conferencing Services to End-Customers by Authorized Distributors. Concert shall indemnify and hold harmless ACT for promotional language that exceeds the limitations of the Conferencing Services as set forth in this Agreement.

6.   MIGRATION SCHEDULE AND MIGRATION PROCEDURE

          6.1 In the event it is foreseen that a migration date cannot be met or a migration cannot be completed by the scheduled date, ACT agrees to utilise all applicable resources within its control to resolve the problem.

          6.2 All work associated with a migration must be performed in a good and workmanlike manner, in accordance with manufacturer and industry standards and specifications.

          6.3 During installation, ACT will perform a 48-hour test procedure to verify that the Conferencing Services continue to meet the Quality of Service ("QOS") Requirements of Attachment 2, Section 10.6.

          6.4 If during the 48-hour test period, the Conferencing Services fail to meet the QOS Requirements, ACT shall repair the problem and provide an additional test period.


          6.5 All End-Customers shall be treated by ACT as new accounts for the purpose of this Agreement.

          6.6 Additional Migration plans and schedules shall be agreed between the Parties and shall be appended to and made part of this Agreement.

7.   MAINTENANCE SCHEDULE AND SECURITY/CAPACITY/DISASTER RECOVERY

          7.1 ACT Maintenance shall include such work as necessary to conform the Conferencing Services to the requirements of this Agreement.

          7.2 ACT will provide to Concert Notice at least 5 days in advance of planned (non-corrective) maintenance windows that may affect the Conferencing Services. If such involves a single point of failure for the Conferencing Services, then Concert may request the postponement of such outage; and ACT shall use best efforts to accommodate a Concert objection to the outage or request for postponement.

          7.3 ACT shall have, during the life of this Agreement, up-to-date documentation of the physical configuration of the Platform, including locations and detailed information about all equipment, circuits and Software, as well as documentation of ACT's disaster recovery and security mechanisms and contingency plans. ACT shall give Notice to Concert of any alteration in a Conferencing Services security mechanism or disaster recovery plan.

          7.4 Each Party shall give Notice to the other Party of the names of the Conferencing Services security/disaster recovery points of contact. In the event of disaster or security breach, each point of contact shall be the person responsible for coordinating and directing action by that party to resolve a security breach or disaster. These points of contact shall periodically stage mutually agreed upon tests of the disaster recovery plans and test response to security breaches; and ACT shall provide prompt Notice to Concert of the results of each test and each response. ACT shall promptly provide Notice to Concert of any security breach that did or potentially could impact the Conferencing Services and ACT's response.

          7.5 Additional Maintenance and Security/Capacity/Disaster plans and schedules shall be agreed between the Parties and shall be appended to and made part of this Agreement.

8.   DEFECT NOTIFICATION

          8.1 ACT will inform Concert of any known defects in the Conferencing Services, which might materially interfere with operation, or use of the Conferencing Services as proposed in the Specifications. ACT warrants that to the best of its knowledge it knows of no defect in the Conferencing Services, including security mechanisms, "Year 2000" problems, viruses (code embedded in the services whose purpose is to halt effective operation or use of the Conferencing Services on conditions set by or triggered by an event or a person other than Concert), or similar problems.

          8.2 ACT shall fix any such defects as fast as is practicable under industry standards. If Concert believes that ACT is not fixing the defect as fast as is practicable under industry standards, then Concert may escalate the situation to any ACT senior management person deemed appropriate by Concert, and ACT shall utilise all available resources to remedy the defect.

9.   PERSONNEL

          9.1 In no event shall a Party, or employees or agents of that Party, be or be considered employees or agents of the other Party. Except as stated herein, matters governing the terms and conditions of employment of a Party's employees and agents are entirely within the control of that Party. Except as stated herein, each Party's business matters such as work schedules, wage rates, withholding income taxes, disability benefits or the matter and means through which a party's obligations to its employees or other agents will be accomplished are entirely within the discretion of the Party.

          9.2 Each Party will be responsible for the supervision, direction and control of its own personnel while engaged in performance of activities under this Agreement.

          9.3 When this Agreement requires performance by ACT or Concert employees or other agents on the other Party's premises, the performing Party shall carry and maintain Worker's Compensation and Employer's Liability Insurance covering its employees or other agents (or require its agents to carry and maintain such insurance) in accordance with the statutory requirements applicable to the location where services are to be performed. The performing Party shall also carry and maintain adequate insurance coverage (or require its agents to carry and maintain such insurance) against losses or damages caused by the performing Party's (including its other agents) negligence.

          9.4 ACT shall determine the ACT personnel to support the Conferencing Services. ACT shall, upon reasonable request by Concert, replace any personnel employed by ACT engaged in the performance of the Conferencing Services under this Agreement, with another selected by ACT and acceptable to Concert. Concert shall not be liable for costs incurred by ACT to replace any personnel. At no point in time shall ACT be obligated to inform Concert of ACT's reasons for replacing or not assigning ACT personnel. Additionally, Concert shall address any ACT personnel-related concerns only to the ACT designated point of contact or that person's management; and shall not address such concerns directly to any other ACT personnel.

          9.5 Each Party will comply with all applicable governmental regulations, pay all applicable taxes, and exercise control over its personnel. Each Party shall be responsible for its own employee taxes or other governmental taxes, fines, or fees (including all such taxes, any interest or penalties and reasonable attorneys' fees and costs related thereto), and shall indemnify and hold harmless the other Party from any liability therefor.

          9.6 ACT shall obtain all approvals, permits, and licenses and pass all inspections, required for Conferencing Services under applicable law. Concert shall assist in obtaining such, were necessary.

          9.7 ACT may perform its obligations through its subsidiaries or affiliates, or through the use of ACT-selected independent subcontractors or manufacturers; provided that ACT shall be solely responsible for the performance, duty, quality, and any breach by an agent of ACT, as if such agent were ACT. ACT shall obtain (or cause its subcontractors to obtain) any necessary permits, business licenses, bonds, or other governmental authority to perform its obligations under this Agreement.

10.  AGREEMENT CHANGE PROCEDURE

          10.1      The representatives of Concert and ACT as nominated in
               Section 28.7 hereof (`Notices'), shall be the only people who may make or receive a formal proposal for a variation to this Agreement to or from the other Party.

          10.2 No such variation shall be effective unless confirmed in writing by the other Party. A Party shall confirm to the other within 10 days of receipt of a written instruction to proceed with any such variation or its intention to negotiate the proposed variation in accordance with Section 10.3 below.

          10.3 Upon ACT's issuance of such request or receipt of each such request from Concert ("Change Request"), ACT will evaluate the impact that the Change Request will have on the resources required by ACT to perform its requirements hereunder, the Attachment on which such requirements are then being performed, and the charges then payable to ACT hereunder. ACT will notify Concert as to the results of such evaluation (the "Change Proposal") as soon as reasonably feasible following the issuance or receipt of the Change Request, which notice will be submitted in writing if so requested by Concert. To the extent that the changes set forth in the Change Request can reasonably be performed without an increase in the resources then being utilised therefore, there will be no adjustment to ACT's charges hereunder. In the event the Change Proposal contemplates an increase in ACT's charges hereunder or an additional charge payable to ACT therefor and Concert so requests, ACT and Concert will work together in good faith to adjust the priorities with respect to the other requirements being performed by ACT hereunder so as to permit such Change Request to be implemented without an increase in ACT's charges.

          10.4 Following agreement of such variation, Concert will manage the issue of an amendment to this Agreement as necessary. Any increases or decreases in price and other changes resulting from such variation(s) shall be reasonable, calculated according to the prices in the Agreement and subject to negotiation between Concert and ACT.

          10.5 In the event Concert requests ACT to provide additional services or functions which are not covered in this Agreement, ACT and Concert shall execute an additional addendum or addenda referencing this Agreement to provide such additional services or functions, which shall be provided at rates expressly agreed in writing. Any such additional addendum or addenda shall be incorporated herein by reference and shall be subject to the terms and conditions hereof.


11.  PROTECTION OF DOCUMENTS AND SOFTWARE

          11.1 ACT shall take suitable precautions to protect all documentation and Software generated or required for this Agreement against loss of any kind. Upon the release of each Software update or documentation update a set of the latest Software and documentation (relevant to the Conferencing Services to be provided to Concert under the Agreement) shall be stored by

               ACT in a safe location remote from ACT's normal work premises.
          11.2 ACT shall select an escrow agent, establish an escrow agreement and maintain an escrow account for all Software, technologies and related applications and IP developed or required for this Agreement which shall give Concert access to the Intellectual Property developed or required for this Agreement in the event of termination of this Agreement pursuant to Section 13 ("Escrow Agreement"). Concert shall pay the fees associated with this Escrow Agreement and shall be allowed to approve the escrow agent selected by ACT and to review and require changes to the Escrow Agreement with ACT prior to acceptance of the Escrow Agreement by ACT. The Escrow Agreement shall be put in place as soon as reasonably practicable and, in any event, prior to the signing of this Agreement by Concert.

 12. INTELLECTUAL PROPERTY LICENSE

          12.1 ACT and Concert affirm that the provisions of the Intellectual Property License set forth in Section 10 of the Contract for the Supply of Conferencing Services Design Development and Implementation between the Parties and executed contemporaneously herewith are consistent with the purposes and intentions of this Parties as set forth in this Agreement and are incorporated herein by this reference except as follows:

                    12.1.1    The licenses established under Sections 10.4 and
                              10.6 shall continue for the term of this Agreement and any subsequent agreement between the Parties for conferencing services.

13.  MONTHLY REPORTS AND PROGRESS MEETINGS

          13.1 ACT shall provide Concert with monthly operations reports per the terms of Attachment 2, Section 10.7. Additionally ACT will provide any additional information as Concert may reasonably request (including statistical information).

          13.2 ACT and Concert representatives shall meet once a month in person or by conference call. ACT shall produce before the meeting, a written progress report outlining status and known material problems. ACT shall produce, before the next meeting, minutes and list of action items coming out of each meeting.

14. PERFORMANCE REMEDIES AND LIABILITIES

          14.1      Performance Remedies are set forth in Attachment 6.

          14.2 Where, except as proven to be a direct result of Force Majeure as defined elsewhere in this Agreement, or of an event for which Concert is directly or indirectly responsible, the Conferencing Services fail to meet the requirements set forth in Attachment 6, Concert shall be entitled to the performance remedies per Attachment 6. However, in any event, ACT shall use its best efforts to restore the Conferencing Services to meet the requirements as soon as is practicable.

          14.3 ACT must notify Concert if ACT believes it is not obtaining necessary access to a Concert, Authorized Distributor or End-User facility required to restore the Conferencing Services to meet the requirements.

15.  TERMINATION

          15.1 Either Party may elect, without prejudice to any other rights or remedies, to give Notice of breach and of proposed termination of this Agreement upon 60 days' Notice to the other, with an opportunity to cure within that Notice period, provided the breach is potentially curable, if the other Party has failed to perform any material obligation under this Agreement. If the Party has not cured the breach within the 60-day period, the non-breaching Party may then give a Notice of termination.

          15.2 Both parties shall have the right at any time by written Notice to terminate the Agreement forthwith and to recover from the other Party all directly resulting losses and expenses if the other Party shall become insolvent or cease to trade or compound with its creditors; or a bankruptcy petition or order is presented or made against the other Party; or a receiver or an administrator receiver is appointed in respect of any of the other Party's assets; or a petition for an administration order is presented or such an order is made in relation to the other Party; or a resolution or petition or order to wind up the other Party is passed or presented or made or a liquidator is appointed in respect of the other party (other than a members' voluntary liquidation solely for the purpose of reconstruction or amalgamation or the equivalent of such liquidation in the jurisdiction of the other Party).

          15.3 Concert may at any time on written Notice terminate the Agreement forthwith without penalty or further liability to Concert if the ownership or control of ACT is materially changed to (in Concert's reasonable opinion) Concert's detriment.

          15.4 Should a Force Majeure Event cause ACT to delay in providing the Deliverables or any of them for a period of more than 28 consecutive days, Concert shall have the option to terminate the Deliverables or part thereof by written Notice to ACT.

          15.5 Concert may at any time on written 6-month Notice terminate the Agreement forthwith for its convenience. Where Concert terminates this Agreement under this Clause 15.5 and does not have any other right to terminate the Agreement, Concert shall pay ACT such amounts as may be necessary to cover its reasonable costs and outstanding and unavoidable commitments necessarily and solely incurred in properly performing the Agreement in relation to the Conferencing Services prior to termination. The costs payable by Concert pursuant to this Section 15.5 shall be subject to the following limitations:

          If terminated in     Maximum
          Contract Year        Amount
          --------------       ------
             1                 $4 Million USD
             --------------------------------
             2                 $3 Million USD
                               --------------
                               $2 Million USD
                               --------------

          15.6 In the event that all or part of the Conferencing Services are terminated pursuant to Section 15 of this Agreement, ACT agrees to co-operate with Concert for the smooth migration of the Conferencing Services to Concert or its appointed agent. Such migration shall include making the Conferencing Services Platform, including the relevant equipment, circuits, Software and any Intellectual Property Rights developed by ACT or otherwise used in support of this Agreement, under a reasonable license agreement (including fees, confidentiality and a restriction to use exclusively for services to b e provided to Authorized Distributors and End-Customers) to be negotiated between the Parties.

          15.7 Within 60 days of the date of a termination Notice in accord with this Section 15, the Parties shall agree on a de-installation plan, for a period not to exceed 6 months. If the Parties have not reached agreement on a de-installation plan within this 60-day period, either Party may initiate Arbitration procedures in accord with the terms of this Agreement. Unless otherwise agreed by the Parties, the arbitrator(s) shall hear the matter and produce a de-installation plan within 60 days of the Arbitration. In any event, both Parties shall use all reasonable efforts to mitigate their costs associated with any such termination.

          15.8 The above clauses encompass the total liability of Concert for termination pursuant to this Section 15, and Concert shall be liable for no other costs, claims, damages, or expenses consequent upon such termination. In any event, both Parties shall use all reasonable efforts to mitigate their costs associated with any such termination.

16.  CONFIDENTIALITY

16.1 Subject to Clause 16.3 of this Agreement, each Party shall keep safe all of the other Party's Information and shall not without the prior written consent of the giving Party:

     (a) use any of other Party's Information for any purpose other than is necessary for the performance of its obligations under this Agreement or,

     (b) disclose any Information to any person other than a person directly employed or engaged by either Party in the performance of the Agreement. Disclosure to all persons shall be made in confidence and only to the extent necessary for the performance of the Parties' obligations under this Agreement.

16.2 Subject to Clause 16.3 of this Agreement, the Parties shall keep confidential all Information supplied to each other and indicated as being confidential and shall not disclose the same to any third party without the prior written consent of the other, provided always that each party may disclose or use, without consent, such Information to the extent necessary for the exercise of the Parties' rights under this Agreement, including any licences granted.

16.3 Neither Party to this Agreement shall be bound by the above provisions of this Condition in relation to Information that is :

     (a) published or comes into the public domain otherwise than by a breach of this Agreement; or,

     (b) lawfully known to it before the publication of the SOR and is not subject to a previous obligation of confidentiality binding that Party; or,

     (c) lawfully obtained by it from a third party (excepting British Telecommunications plc, MCI Communications Corporation, their subsidiaries and affiliates) which is free to divulge that Information; or,

     (d) replicated by development independently carried out by an employee or other person without access to, or knowledge of, such Information.

16.4 ACT shall ensure that each subcontractor engaged in relation to the Agreement is bound by similar confidentiality terms to those set out in this Condition.

16.5 All Information and any copies thereof and all Intellectual Property Rights therein belonging to either Party shall remain as their property; and such information shall be clearly marked as such prior to disclosure to the other Party. Each Party shall return the other's Information to them upon completion or termination of the Agreement, or earlier upon reasonable request by the other Party.

16.6 ACT shall not design a conferencing system or solution based upon a substantial copying of the design and other work performed pursuant to this Agreement for another customer without Concert prior approval for a period of the life of this Agreement. This restriction shall not prevent ACT from designing a conferencing system or solution based on general know-how gained from exposure to or development of the Conferencing Services. However, the source of a technological enhancement or development by ACT shall not be disclosed as having been developed for Concert.


17.  CONFLICT OF INTEREST

     ACT represents and warrants to the best of ACT's knowledge and belief that it is not now under Agreement or obligation, nor will ACT enter into an Agreement or assume an obligation during the term of this Agreement that would materially and detrimentally affect ACT's performance of this Agreement.

18.  INTELLECTUAL PROPERTY WARRANTIES

18.1 ACT warrants and represents that nothing in the Response or the Conferencing Services violates any other agreement, duty of nondisclosure or is based on a patent, trade secret, confidential, copyrighted or other intellectual property that ACT does not have the authority to reprint in the Response or to utilise in the implementation of the Conferencing Services. Concert warrants and represents that nothing in the RFP violates any other agreement, duty of non-disclosure, or is based upon a patent, trade secret, confidential, copyrighted or other intellectual property that Concert does not have the authority to reprint in the SOR or to utilise in the implementation of the Conferencing Services.

18.2 ACT warrants and represents that ACT knows of no patent, copyright, other intellectual property or other legal claims or actions that would preclude or hinder ACT from implementing the Conferencing Services.



19. GENERAL WARRANTIES

     19.1 ACT warrants that the Conferencing Services shall be of the highest professional quality in the telecommunications industry, in accordance with the SOR and the Supplier Support Requirements (Attachment 2), and shall not be improperly derived from any copyrighted or patented material or trade secret or otherwise be subject to or infringe upon any interest, proprietary or otherwise, of any individual or entity.

     19.2 ACT warrants that the Conferencing Services will not be in violation of any applicable law, or cause Concert, any Authorized Distributors or any End-Customer to violate any applicable law. ACT warrants that it shall perform all work in a good and workmanlike manner in accordance with manufacturer and industry standards and specifications.

     19.3 ACT warrants that its work will not cause the Platform, Software, or other communications facilities to violate any law. ACT will comply with all applicable laws including, but not limited to, building and electrical regulations, employee and sales tax, the Communications Act of 1934, as amended, foreign communications laws applicable to the provision of the Conferencing Services, and equal employment laws. ACT shall assume all liabilities and obligations imposed by such laws, regulations and requirements with respect to ACT's performance hereunder.

     19.4 ACT warrants and represents that it shall have title free and clear of any liens to the Conferencing Services; or the right, free and clear of any liens to license or otherwise permit use of Conferencing Services by Concert, its Authorized Distributors and End-Customers in accord with this

                           CONCERT/ACT CONFIDENTIAL

          Agreement. ACT further warranties the right of quiet enjoyment of the Conferencing Services by the Authorized Distributors and End-Customers.

     19.5 ACT warrants that the Conferencing Services, including hardware, software and network support, shall be capable of processing dates up to December 31, 1999 and from January 1, 2000 forward without failure.

20. REMEDIES AND LIABILITIES

20.1 EXCEPT AS STATED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, ANY SUBAGREEMENTOR, OR OTHER THIRD PARTY, WHETHER BASED ON AGREEMENT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), WARRANTY OR ANY OTHER CAUSE OF ACTION FOR ANY LOSS OF INTEREST, DATA OR INFORMATION, LOSS OF USE, LOST PROFITS OR LOST OPPORTUNITY OR LOST REVENUE BY THE OTHER PARTY OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

20.2 EXCEPT AS STATED IN THIS AGREEMENT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF AGREEMENT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL EITHER PARTY HAVE ANY LIABILITY UNDER THIS AGREEMENT.

21   EXCLUSIONS FROM LIMITATIONS

          No disclaimer of warranty or limitation of liability shall apply where the claim or cause of action involves: injury to person or tangible personal property; gross negligence or wilful misconduct of a Party or any of their subcontractors, officers, directors, or other agents; obligations related to indemnification; or breach of confidentiality obligations.

22.       INTELLECTUAL PROPERTY - INDEMNITY

22.1 Each Party shall indemnify and shall keep fully indemnified the other Party against all actions, claims, proceedings, damages, costs and expenses arising from any infringement or alleged infringement of any Intellectual Property Right or any trade mark or service mark, whether registered or not, or any breach or alleged breach of any obligation of non-disclosure by the possession, use , manufacture, sale, lease, hire, distribution or disposal in respect of the Deliverables or other work provided by the indemnifying Party under or the packaging thereof by any person anywhere in the world.

22.2 Concert and ACT shall notify each other immediately in writing of any infringement or alleged infringement referred to above of which they become aware.

22.3 In the event of an infringement or alleged infringement involving Project IP, Act IP or Improved IP, ACT shall at its own expense and at the option of Concert:

          a) secure a royalty free licence allowing Concert unrestricted use of the infringing Deliverable or work and the ability to exercise its other rights granted under the Agreement in respect of the Deliverable or work; or

          b) modify or replace the Deliverable or work, at the option of Concert, so as to meet the existing functional specification and avoid the claim of infringement and any injunction or court order.

22.4 Unless otherwise agreed in writing, ACT shall conduct all negotiations and litigation in relation to any such infringement or alleged infringement and be responsible for all costs and expenses incurred. Concert shall afford all reasonable assistance in contesting such allegations but if ACT fails to conduct such negotiations or litigation, or in the opinion of Concert fails to do so in a manner which is in the best interests of Concert or fails to do so within a reasonable time, Concert may assume conduct of the same at ACT's expense.

23.       INDEMNITY - GENERAL

23.1 Except as specifically provided for elsewhere in this Agreement and without prejudice to any other rights or remedies available to a Party, each Party shall indemnify and hold harmless the other Party against any and all claims for loss or damage arising out of or related to the performance or non-performance by the indemnifying Party, its employees, agents, contractors, or other representatives, of the indemnifying Party's obligations hereunder.

23.2 ACT warrants that it has obtained all necessary licences, authorities' consents and permits for the provision of the Conferencing Services and for the unrestricted delivery of the Conferencing Services to Concert, and export to such countries as Concert shall have notified ACT at any time before delivery to Concert. In response to such notification, ACT shall identify in writing to Concert those countries for which the Conferencing Services are not available. ACT shall identify and comply with the provisions of all applicable national and international laws, ordinances, regulations and codes covering the provision of required permits, certificates, approvals and inspections. ACT shall indemnify Concert against all costs, proceedings, losses, damages, claims, or demands resulting directly or indirectly from any breach of the above warranty.

24.       INDEMNIFICATION PROCEDURES

          Any right to indemnification is conditioned on (1) prompt Notice of the claim (in a time frame that does not prejudice the defense of the claim); (2) reasonable assistance by the Indemnified Party and (3) the indemnifying Party retaining sole authority to defend or settle the claim, providing that the Indemnified Party's cooperation is without waiver of that Party's attorney-client, work product, or other legal privilege. The indemnification rights in this Agreement are the exclusive indemnification rights and supersede any rights otherwise available to a Party.

25.       FORCE MAJEURE

25.1 Neither Party shall be liable to the other party for any period of delay in the performance of the Agreement directly caused by any event beyond its reasonable control("Force Majeure "), including acts of nature, war, civil disorder, prohibitions or orders issued by public authorities; restrictions imposed by legislation; strikes, or lockouts, fire, lightning, inclement weather, explosions or epidemics, provided such Party shall have first given the other Party written notice as soon as practicable after becoming aware that such delay was likely to occur.

25.2 If due to Force Majeure ACT is the delaying party and the Force Majeure period exceeds 28 days, Concert shall have the option by written notice to ACT to terminate the Agreement forthwith in whole or in part and be under no further liability to ACT other than in accordance with Section 15.

25.3 For the avoidance of doubt, the provisions of this Condition shall not affect Concert's right to terminate the Agreement under Section 15 ("Termination").

26.       GOVERNING LAW AND JURISDICTION

          The laws of New York shall govern this Agreement.

27.       ARBITRATION

     Unless the Parties agree upon another arbitration forum, any claim, dispute, controversy or other matter in question arising out of or relating to this Agreement or the breach thereof, shall be settled by final, binding arbitration to be held in New York, New York, in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association, or their successor. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The decision of the arbitrator shall be final and binding on the Parties. Each Party shall bear its own costs in respect of any arbitration proceeding.

28.  GENERAL PROVISIONS

28.1 Conflicts.  In the event the Response, in reference to the SOR, has
     ----------
     explicitly proposed a substitute requirement, a different means or method to meet the SOR requirement, or has otherwise taken an exception to meeting a requirement, the terms of the Response prevail to the extent of that substitution, different means or method, or exception. In the event of a conflict between this Agreement and the Response, the terms of this Agreement shall prevail. In the event of a conflict between this Agreement and any Attachments hereto, this Agreement shall prevail.

28.2 Insurance.  ACT shall maintain, at all times during the term of this
     ---------
     Agreement, insurance coverage suitable for the Conferencing Services and other work being provided hereunder and in compliance with the requirements of the jurisdiction(s) where the work is performed, including, but not limited, to End-Customer or Authorized Distributor sites, if applicable.

28.3 Security.  ACT shall comply with all Concert's security procedures for the
     --------
     Conferencing Services, all Intellectual Property, Information and other work produced under this Agreement. In addition, where ACT attends a site other than its own, ACT shall comply with all reasonable security procedures as advised by Concert or the site owner, as appropriate.

28.4 Assignment. Neither ACT nor Concert shall, without the prior written
     ----------
     consent of the other (such consent not to be unreasonably withheld) assign the whole or any part of the Agreement, provided however, that Concert may, upon notice to ACT, assign all or part of this Agreement to any affiliated subsidiary, or parent company, or to its successor, whether by merger, reorganization, or sale of all, or substantially of the assets to which this Agreement relates. Any assignment pursuant to this clause shall include an assignment of all the rights and obligations of the assigning Party pursuant to this Agreement.

28.5 Subcontracting.  ACT shall not, without the prior written consent of
     --------------
     Concert (such consent not to be unreasonably withheld) subcontract the provision of the Conferencing Services. Such permission, shall not relieve ACT of any obligation or liability under the Agreement.

28.6 Publicity.  Neither Party shall name the other in any publicity relating
     ---------
     to the Agreement without the other's prior written approval (such approval not to be unreasonably withheld). The provisions of this Section 28.6 shall survive the expiry or termination of the Agreement for a period of six months.

28.7 Notices/Points of Contact.  The term Notice means written communications
     -------------------------
     directed to the persons below in the manner directed in this Section. Such communications shall be deemed to have been duly given upon actual receipt by the Parties, or upon constructive receipt if sent by certified mail, return receipt requested, or any other delivery service which actually obtains a signed delivery receipt, addressed to the person named below to the following addresses or to such other address as any party hereto shall hereafter specify by written notice to the other Party.

     If to ACT:  Karen Dyrenforth
                 1526 Cole Blvd.
                 Suite 300

                    Golden, CO  80401

     with copy to:  Gavin Thompson
                    1658 Cole Blvd.
                    Suite 130
                    Golden, CO  80401


     If to Concert: Jeff Baccetti
                    Concert
                    11921 Freedom Drive
                    Reston, VA  20190
                    Fax No.: 703-707-4072

In addition to the above communications, notices of material dispute or default shall also be delivered, with the same delivery requirements as stated above, to the following addresses:

     For ACT:

     For Concert:   Concert
                    Office of General Counsel
                    11921 Freedom Drive
                    Reston, VA  20190
                    Fax No: 703-707-4080

 28.8   Waiver.  No delay, neglect or forbearance on the part of Concert in
        ------
        enforcing against ACT any provision of the Agreement shall be deemed to be a waiver or in any way prejudice any rights of Concert under the Agreement. No waiver by Concert shall be effective unless in writing nor shall any waiver by Concert of a breach of the Agreement by ACT constitute a waiver of any subsequent breach.

28.9    Enforceability. The validity or enforceability for any reason of any
        --------------
        provision of this Agreement shall not prejudice or affect the validity or enforceability of any other provision.
28.10   Headings.  The headings in this Agreement are for convenience only and
        ---------
        shall not affect its interpretation.

29.     ENTIRE AGREEMENT

        This Agreement and its attachments:

        Attachment 1  -   Technical Requirements (SOR)
        Attachment 2  -   Supplier Support Requirements
        Attachment 3  -   ACT Response (Response)
        Attachment 4  -   Prices and Leadtimes
        Attachment 5  -   Payment and Invoicing
        Attachment 6  -   Performance Remedies

        constitute the entire agreement between Concert and ACT in respect of the subject matter hereof and supercedes all prior negotiations, representations, or agreements in relation to such subject matter. This Agreement may not be modified or amended except in writing, executed by the duly authorized representatives, from time to time, of the Parties.

WITNESS the signatures of the duly authorized representatives of the Parties.

ACT TELECONFERENCING SERVICES, INC.            CONCERT GLOBAL NETWORKS LIMITED


___________________________________            ________________________________
Signature                                      Signature

Gene Warren, Managing Director                 Robert Hargrove, Secretary
-----------------------------------            --------------------------
Printed Name & Title                           Printed Name & Title

July 2, 1998                                   July 10, 1998
-----------------------------------            -------------
Date                                           Date